Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

GRACELL BIOTECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value $0.0001 per share(1)	Rule 457(c) and Rule 457(h)	7,026,464(2)	$0.417(3)	$2,930,035.488	.0001102	$322.89
Total Offering Amounts					$2,930,035.488		$322.89
Total Fee Offsets							$0
Net Fee Due							$322.89

(1)	These ordinary shares may be represented by American Depositary Shares (“ADSs”), each of which represents five ordinary shares of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-251864).

(2)	Represents ordinary shares that were automatically added to the shares authorized for issuance under the 2020 Share Incentive Plan (the “2020 Plan”) on January 1, 2022 and January 1, 2023, pursuant to an “evergreen” provision contained in the 2020 Plan. Pursuant to such provision, the maximum aggregate number of ordinary shares available for issuance will be increased on an annual basis on the first calendar day of each of the registrant’s fiscal year during the term of 2020 Plan commencing with the fiscal year beginning January 1, 2022, by the lesser of (i) an amount equal to one percent (1%) of the total number of ordinary shares issued and outstanding on the last day of the immediately preceding fiscal year, and (ii) such number of ordinary shares as may be determined by the registrant’s board of directors. To the extent that the actual number of shares that may be offered pursuant to the Plan exceeds the number of shares registered on this registration statement, the registrant will file a new registration statement to register the additional shares.

(3)	The proposed maximum offering price per ordinary share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$2.085 per ADSs, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Market on January 30, 2023.